EXHIBIT 10.6

                          ADDENDUM #2 TO LEASE BETWEEN
                         HOWARD R. BENSEL JR. (LANDLORD)
                                       AND
                NATIONAL ENERGY SERVICES COMPANY, INC. (TENANT)


The Landlord and the Tenant hereby agree that the accompanying lease between the two parties shall be modified as follows:

     1.   RENT ADJUSTMENT
     Due to tax increases assessed to the property, the tax increase has been proportionately adjusted to reflect a $20.00 increase per month to the current monthly payment of $1,798.00.

     2.   TRASH REMOVAL
     The Tenant has the privilege of the use of the dumpster located on the premises for disposal of their trash at the prevailing rate of $15.00 per month. This statement supersedes Item #36 which states that the Tenant is responsible for their own trash removal.

     3.   RENT PAYMENT
     The rent payment will increase to $1,833.00 per month, reflecting the $20.00 tax and $15.00 dumpster increases. Payment of $1,833.00, on or before the first of each month, shall commence on May 1, 2003 and continue through April 30, 2005.

     4.   PAYMENT METHOD
     It is agreed that all rent payments shall be made by direct deposit. It is the Tenant's responsibility to arrange payment from their bank to the Landlord's bank, Bank Routing #031204804, Account #0008276, on or before the first of each month, commencing May 1, 2003.



Except as modified by this Addendum, all other provisions of the original lease and Addendum #1 shall remain in effect.


Dated: 02/28/03                /s/Howard R. Bensel Jr
      -----------------        ---------------------------
                               Howard R. Bensel Jr, Landlord


Dated: 03/28/03                /s/ John Grillo
      -----------------        ---------------------------
                               National Energy Services Company, Inc., Tenant
                               John Grillo, President